Exhibit 31.2
I, Douglas Toovey, certify that:
1.	I have reviewed this Amendment No. 1 to annual report on Form 10-K of JCM Partners, LLC; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: May 30, 2007

/s/ Douglas Toovey
Douglas Toovey
Chief Financial Officer